UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 10, 2007

WESTERN STANDARD ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-51736
(Commission File Number)

20-5854735
(IRS Employer Identification No.)

2 Sheraton Street, London, UK W1K 3AJ
(Address of principal executive offices and Zip Code)

44 207 479 4800
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02         Unregistered Sales of Equity Securities

On October 10, 2007, we closed a private placement of 1,100,000 units of our securities (the “Units”) at a price of US $0.40 per Unit for aggregate proceeds of $440,000. Each Unit consists of one common share and one common share purchase warrant (a “Warrant”). One Warrant shall be exercisable into one common share (a “Warrant Share”) at a price of US $0.60 per Warrant Share until October 10, 2009.

We issued the Units to a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 8.01         Other Information

On October 11, 2007, pursuant to the terms of a farmout agreement with Coastal Petroleum dated August 20, 2007, the $384,000 payment to Coastal Petroleum has been released from escrow.

The sum of $384,000 was placed in escrow and would be released to Coastal Petroleum on the date the permit to drill the Shallow Gas Prospect test well was granted by the United States Bureau of Land Management.

Item 9.01         Financial Statements and Exhibits

10.1	Private Placement subscription agreement

10.2	Warrant Certificate

10.3	Farmout Agreement between Coastal Petroleum Company and our company (incorporated by reference to our current report on Form 8-K filed on September 4, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN STANDARD ENERGY CORP.

By: /s/ Dan Bauer

Dan Bauer
President and Director

October 10, 2007